Exhibit 99.1

ADAMAS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

EMERYVILLE, Calif., August 11, 2015 — Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today reported financial results for the second quarter of 2015.  The company reported a net loss attributable to common stockholders of $14.1 million, or $0.78 per share, for the quarter ended June 30, 2015.  In the same period last year, the company reported net income attributable to common stockholders of $16.4 million, or $0.88 per share.  Adamas ended the current quarter with $143.1 million in cash, cash equivalents, and available-for-sale securities compared to $158.7 million at December 31, 2014.  This includes $8.5 million raised from the issuance of 472,141 shares of common stock through the quarter-end pursuant to the Controlled Equity Offering Sales Agreement entered into on June 1, 2015.

“Over the past few months, we have expanded and advanced our ADS-5102 clinical program with the initiation of a Phase 2 study for the treatment of major symptoms in multiple sclerosis (MS) patients with walking impairment and completed enrollment in our 26-week Phase 3 study of ADS-5102 in Parkinson’s disease patients with levodopa-induced dyskinesia (LID),” said Gregory T. Went, Ph.D., Chairman and CEO of Adamas Pharmaceuticals, Inc.  “We plan to complete enrollment in our 13-week Phase 3 study of ADS-5102 in LID by year-end and will continue enrolling individuals in the ongoing open-label safety study.”

Dr. Went continued, “As we enter the second half of the year, we look forward to further advancing our Phase 3 ADS-5102 program in LID, pursuing ADS-5102 in major symptoms associated with MS, advancing our programs in earlier stages of development and monitoring the continued success of our partnered products Namzaric and Namenda XR.”

Fiscal 2015 Second Quarter and Six-month Results

For the quarters ended June 30, 2015 and June 30, 2014, Adamas reported total revenue of $0.4 million and $25.2 million, respectively.  Revenues for both periods included development expense-related reimbursements associated with Adamas’ collaboration with Forest Laboratories Holdings Limited (“Forest”) and government grants and contracts.  Revenue from the prior year quarter also included a $25.0 million development milestone received from Forest.  Research and development expenses for the quarter ended June 30, 2015 were $8.7 million, including $0.7 million in stock-based compensation expense, compared to $5.2 million for the quarter ended June 30, 2014, which included $0.7 million in stock-based compensation expense.  The increase in research and development expenses was related to continued investment in the ADS-5102 clinical program.  General and administrative expenses for the quarter ended June 30, 2015 were $5.8 million, including $1.7 million in stock-based compensation expense, compared to $3.3 million for the quarter ended June 30, 2014, which included $1.1 million in stock-based compensation expense.  The increase in general and administrative expenses was due primarily to higher headcount-related costs related to expansion of our capabilities as a public and pre-commercial company.

For the six months ended June 30, 2015, the company reported a net loss attributable to common stockholders of $26.3 million, or $1.47 per share.  For the six months ended June 30, 2014, the company recorded net income of $10.0 million, or $0.53 per share, during which period Adamas recorded as revenue a $25.0 million development milestone from Forest.  For the six months ended June 30, 2015 and June 30, 2014, Adamas reported total revenues of $0.6 million and $25.3 million, respectively.  Research and development expenses for the six months ended June 30, 2015 were $16.2 million, including $1.5 million in stock-based compensation expense, compared to $7.9 million for the six months ended June 30, 2014, which included $1.1 million in stock-based compensation expense.  General and administrative expenses for the six months ended June 30, 2015 were $10.8 million, including $3.1 million in stock-based compensation expense, compared to $6.4 million for the six months ended June 30, 2014, which included $1.8 million in stock-based compensation expense.

About Adamas Pharmaceuticals

Adamas Pharmaceuticals, Inc. is a specialty pharmaceutical company driven to improve the lives of those affected by chronic disorders of the central nervous system.  The company seeks to achieve this by modifying the pharmacokinetic profiles of approved drugs to create novel therapeutics for use alone and in fixed-dose combination products.  Adamas is currently developing ADS-5102, its lead wholly-owned product candidate, for the treatment of levodopa-induced dyskinesia (LID) associated with Parkinson’s disease and for the treatment of major symptoms associated with multiple sclerosis in patients with walking impairment.  The company’s portfolio also includes Namzaric™ and Namenda XR®, two approved products with Forest Laboratories Holdings Limited, an indirect wholly-owned subsidiary of Allergan plc.  Forest is responsible for marketing both products in the United States under an exclusive license from Adamas. For more information, please visit www.adamaspharma.com.

Namzaric™ is a trademark of Merz Pharma GmbH & Co. KGaA.

Namenda XR® is a registered trademark of Merz Pharma GmbH & Co. KGaA.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the ongoing development of ADS-5102, including completion of and progress of enrollment, and preparation of a new drug application.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as “may,” “plan,” “will,” “aim,” “expect,” “anticipate,” “estimate,” “intend,” “poised,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks associated with research and development activities of ADS-5102, including enrollment of clinical trials, and uncertainties associated with regulatory review and requirements, as well as risks relating to Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2015.

For questions, please contact:

Susan Lehner

Corporate Communications & Investor Relations

Adamas Pharmaceuticals, Inc.
Phone: 510-450-3567

— Financial Tables Attached —

Adamas Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$398	$25,154	$624	$25,330

Operating expenses
Research and development	8,705	5,173	16,238	7,931
General and administrative	5,846	3,262	10,765	6,371
Total operating expenses	14,551	8,435	27,003	14,302
Income (loss) from operations	(14,153)	16,719	(26,379)	11,028
Interest and other income (expense), net	102	(112)	180	(800)
Income (loss) before income taxes	(14,051)	16,607	(26,199)	10,228
Income tax expense	—	(178)	(54)	(179)
Net income (loss)	$(14,051)	$16,429	$(26,253)	$10,049

Net income (loss) per share attributable to common stockholders:
Basic	$(0.78)	$1.05	$(1.47)	$0.63
Diluted	$(0.78)	$0.88	$(1.47)	$0.53
Weighted average number of shares used in computing net income (loss) attributable to common stockholders:
Basic	17,955	15,604	17,800	12,581
Diluted	17,955	18,590	17,800	15,404

Adamas Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$37,927	$61,446
Available-for-sale securities	86,544	60,912
Accounts receivable	361	524
Prepaid expenses and other current assets	1,586	645
Total current assets	126,418	123,527
Property and equipment, net	1,963	1,228
Available-for-sale securities, non-current	18,645	36,364
Other assets	38	70
Total assets	$147,064	$161,189

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,859	$3,685
Accrued liabilities	5,846	8,595
Other current liabilities	298	265
Total current liabilities	10,003	12,545
Non-current liabilities	1,940	1,570
Total liabilities	11,943	14,115
Commitments and Contingencies
Stockholders’ equity
Common stock, $0.001 par value - 100,000,000 shares authorized, 18,356,474 and 17,551,375 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	23	22
Additional paid-in capital	171,746	157,581
Accumulated other comprehensive income (loss)	(46)	(180)
Accumulated deficit	(36,602)	(10,349)
Total stockholders’ equity	135,121	147,074
Total liabilities and stockholders’ equity	$147,064	$161,189

Adamas Pharmaceuticals, Inc.

Unaudited Consolidated Statement of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2015	2014

Cash flows from operating activities
Net income (loss)	$(26,253)	$10,049
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	156	57
Stock-based compensation	4,582	2,870
Change in preferred stock warrant value	—	983
Net accretion of discounts and amortization of premiums of available-for-sale securities	609	—
Changes in assets and liabilities
Accrued interest of available-for-sale securities	(38)	—
Prepaid expenses and other assets	(652)	(750)
Accounts receivable	163	(89)
Accounts payable	(181)	611
Accrued liabilities and other liabilities	(2,433)	437
Net cash provided by (used in) operating activities	(24,047)	14,168
Cash flows from investing activities
Purchases of property and equipment	(447)	(194)
Purchases of available-for-sale securities	(18,435)	—
Maturities of available-for-sale securities	10,085	—
Net cash used in investing activities	(8,797)	(194)
Cash flows from financing activities
Net proceeds from public offerings	8,507	43,214
Proceeds from issuance of common stock upon exercise of stock options	637	250
Proceeds from employee stock purchase plan	181	—
Proceeds from issuance of common and preferred stock upon exercise of warrants	—	1,557
Net cash provided by financing activities	9,325	45,021
Net increase (decrease) in cash and cash equivalents	(23,519)	58,995
Cash and cash equivalents at beginning of period	61,446	85,612
Cash and cash equivalents at end of period	$37,927	$144,607

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